UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2003


                     Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                        1-14219                        94-2964195
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(State or other jurisdiction      (Commission File       (I.R.S.Employer
of incorporation)                   Number)                Identification No.)

401 Taraval Street, San Francisco, CA                             94116
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(Address of principal executive offices)                        (Zip Code)



(Registrant's telephone number, including area code: (415) 242-7800




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(Former name, former address and former fiscal year, if changed since last report)

Item 12.Results of Operation and Financial Condition.

On Wednesday, November 26, 2003, the registrant issued the following press release reporting its results of operations for the quarter ended October 31, 2003:

News Release
For Immediate Release:
November 26, 2003


         Transnational Financial Network Reports Second Quarter Results


Transnational Financial Network, Inc. (TFN - AMEX), a wholesale and retail mortgage banking company, has reported financial results for its second fiscal quarter, ending October 31st. Net Income was $279,736, or $0.04 per share, a decline of $67,673, or $0.01 per share, from the same quarter of the prior fiscal year. These results include the impact of valuing TFN's locked loan pipeline in accordance with SFAS 133, resulting in charges or earnings that have no impact on the Company's cash flow. Excluding the impact of the SFAS 133 valuations, the Company's Earnings Per Share for the quarter would have been $
0.06 this year, compared to $0.03 last year.

Joseph Kristul, Chairman and CEO, commented: "As I suggested three months ago, our loan production in the quarter just ended decreased materially from the peak level of our first quarter. Industry volumes dropped dramatically, as indicated by the 65% decline in industry-wide mortgage applications from the end of last May to the end of October.

"I expect we will see further erosion of loan volume, ours and the industry at large, before we see a generalized upturn. Indeed, the quarter we are in could be particularly difficult, with this down-trend being potentially exacerbated by the number of holidays and seasonally slower mortgage financings we typically see this time of year.

"The industry is already undergoing material consolidation, an environment we have been preparing ourselves for over the last year. Our preparations have been both in strengthening our balance sheet and in reducing our operating costs. As a result, we expect to be able to capitalize on these industry conditions.
Specifically:

     1. We ended the quarter with $5.9 million, or $0.87 per share, of cash and short-term (less than 30 days) receivables. Our Book Value per share at the end of the quarter was $1.20. I believe this financial strength will enable us to weather the current downturn in loan volumes, while giving us the ability to take advantage of opportunities resulting from the industry-wide shake-out that is occurring. These opportunities take multiple forms, including:

          o Recruiting highly qualified people as they become available, particularly on the production side of our business, as we are already seeing;

          o Adding additional Net Branch alliances with successful independent retail brokerage offices, as we are already seeing;

          o Strategic alliances, including potential acquisition opportunities. While I have nothing to report on this subject at this time, we are increasingly presented with opportunities to assess.

     2. Our commitment to maintain profitability has led us to make continuing reductions in our operating expenses. For example, the monthly run-rate of our Total Indirect Expenses was 10% lower at the end of the quarter than it was at the beginning.

"Additions to our wholesale production abilities occurred at the beginning of the current fiscal quarter. As a result, I do not expect to see the benefits from these additions until the end of of this quarter.

"We completed a Forward Delivery Commitment during the second quarter which generated additional cash income of $528,000. The benefit from this positive development was partially offset by a non-cash reduction to earnings of $162,600 from a decline in the value of the SFAS 133-mandated 'Fair Value of Financial Instruments.'

"We continue to utilize Forward Delivery Commitments to optimize our Gain on Sale over time. However, the timing of completion and the size of these commitments has been, and will remain irregular. We are trying to negotiate these Forward Commitment Payouts into our regular Gain on Sale pricing into the secondary markets. To the extent we are successful, our Gain on Sale will increase, and we will see fewer and smaller lumpsum Forward Delivery Commitment Payout Fees received."

                      Transnational Financial Network, Inc.

                       Condensed Statements of Operations
                                 and Production

                                   (Unaudited)


                                                   For the 3 Months Ended                   For the 6 Months Ended
                                                   ----------------------                   ----------------------
                                                 October 31,  October 31,                 October 31,   October 31,
                                                       2003         2002      % Chng.           2003          2002   % Chng.
                                                ------------------------------------------------------------------------------------
Revenue:
    Net gain on sale of mortgages                $ 1,794,020  $ 1,574,170       14%       $ 4,082,154  $ 2,275,882      179%
    Production revenue                             2,620,944    3,782,819      -31%         6,145,158    6,995,716      -12%
    Other revenue                                     19,955       26,402      -24%            32,798       92,474      -65%

    Total revenue                                  4,434,919    5,383,391      -18%        10,260,110    9,364,072       10%

Direct expense:
    Commission and production incentives           1,677,588    2,406,043      -30%         3,842,617    4,431,463      -13%
    Production expense                               342,155      422,486      -19%           800,457      731,525        9%
    Pair-off fees                                     (5,459)           -        nm            (9,136)           -        nm
    Provision for early payoff penalties              30,000      135,000      -78%            70,000      180,000      -61%

    Total direct expense                           2,044,284    2,963,529      -31%         4,703,938    5,342,988      -12%

Net interest income (expense)
    Interest income on loans in warehouse            303,399      524,753      -42%           715,472      800,294      -11%
    Interest expense on loans in warehouse          (311,219)    (583,917)     -47%          (841,690)    (890,304)      -5%

    Net interest income                               (7,820)     (59,164)     -87%          (126,218)     (90,010)      40%

Gross profit on mortgage activities                2,382,815    2,360,698        1%         5,429,954    3,931,074       38%

Indirect expense

    Salaries and benefits                          1,096,818    1,136,201       -3%         2,346,314    2,197,415        7%
    General                                          503,422      729,678      -31%         1,139,365    1,337,467      -15%
    Occupancy                                        174,837      203,669      -14%           354,286      391,244       -9%
    Depreciation                                      24,650       22,062       12%            53,070       46,536       14%

    Total indirect expense                         1,799,727    2,091,610      -14%         3,893,035    3,972,662       -2%

    Operating income (loss)                          583,088      269,088      117%         1,536,919      (41,588)       nm

Non-operating income (expense):
    Other interest expense                          (116,985)     (88,743)      30%          (245,789)    (173,661)      42%
    Other income (expense), including
     SFAS 133 adjustment                            (162,600)     184,809     -188%          (230,900)     286,403     -181%

    Total non-operating income (expense)            (279,585)      96,066     -391%          (476,689)     112,742     -523%

Income (loss) before taxes                           303,503      365,154      -17%         1,060,230       71,154        nm

Provision for income taxes                            23,767            -        nm            65,767            -        nm

                       Net income (loss)         $   279,736  $   365,154      -23%       $   994,463  $    71,154        nm


Earnings Per Share - Primary                     $    0.04    $    0.05        -20%       $     0.15   $     0.01         nm
Earnings Per Share - Fully Diluted               $    0.04    $    0.05        -20%       $     0.14   $     0.01         nm

Production ($ millions):
Wholesale                                        $       135  $       179      -25%       $      382   $       274       39%
Retail                                                   183          253      -28%              399           458      -13%
    Total production                             $       318  $       432      -26%       $      781   $       732        7%



This News Release may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.

SOURCE Transnational Financial Network, Inc.

CONTACT: Joseph Kristul, CEO of Transnational Financial Network, Inc., +1-415-242-8840 URL: http://www.transnational.com

CONTACT: Dawn Van Zant, ECON Investor Relations, Inc.,1-866-730-1152 dvanzant@investorideas.com

For full details, click here:
http://www.investorideas.com/Companies/Transnational/NewsReleases.asp

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: December 4, 2003
                                       Transnational Financial Corporation


                                       /s/ Joseph Kristul
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                                       Joseph Kristul, President